veris
RESIDENTIAL™

Earnings Release and Supplemental

Q4 2024

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Table Of Contents

Page(s)
3	Earnings Release
Key Financial Data
7	Consolidated Balance Sheet
8	Consolidated Statement of Operations
9	FFO, Core FFO and Core AFFO
10	Adjusted EBITDA
11	Components of Net Asset Value
Operating Portfolio
12	Multifamily Operating Portfolio
13	Commercial Assets and Developable Land
14	Same Store Market Information
15	Same Store Performance
Debt
16	Debt Profile
17	Debt Summary and Maturity Schedule
Reconciliations and Additional Details
18	Annex 1: Transaction Activity
19	Annex 2: Reconciliation of NOI
20	Annex 3: Consolidated Statements of Operations and Non-GAAP Financial Footnotes
21	Annex 4: Unconsolidated Joint Ventures
22	Annex 5: Debt Profile Footnotes
23	Annex 6: Multifamily Property Information
23	Annex 7: Noncontrolling Interests in Consolidated Joint Ventures
25	Non-GAAP Financial Definitions
26	Company Information

V E R I S    R E S I D  E  N  T  I  A  L,    I N C.
NEWS RELEASE
For Immediate Release
Veris Residential, Inc.
Reports Fourth Quarter and Full Year 2024 Results
JERSEY CITY, N.J., February 24, 2025 –– Veris Residential, Inc. (NYSE: VRE) (the “Company”), a forward-thinking, Northeast-focused, Class A multifamily REIT, today reported results for the fourth quarter and full year 2024.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net Income (loss) per Diluted Share	$(0.13)	$(0.06)	$(0.25)	$(1.22)
Core FFO per Diluted Share	$0.11	$0.12	$0.60	$0.53
Core AFFO per Diluted Share	$0.13	$0.14	$0.71	$0.62
Dividend per Diluted Share	$0.08	$0.0525	$0.2625	$0.1025

FOURTH QUARTER 2024 AND FULL YEAR HIGHLIGHTS

–Net loss per share for 2024 was ($0.25), an increase of around $1 compared to full year 2023.
–Grew 2024 Core FFO per share by 13% year over year, surpassing original guidance.
–Normalized Same Store NOI growth of 7.9% for the full year and 7.3% for the fourth quarter.
–Further improved Normalized Same Store NOI margin by 160 basis points to 66.8% for the full year and 200 basis points to 66.5% for the fourth quarter compared to 2023.
–Blended Net Rental Growth Rate of 4.0% for full year and 0.5% for the quarter.
–Refinanced $526 million of mortgages, leaving no remaining consolidated debt maturities until 2026. All debt fixed or hedged.
–Raised the dividend by approximately 60% on an annualized basis.
–Completed $223 million of non-strategic asset sales during the year.

STRATEGIC UPDATE AND OUTLOOK

–Identified pipeline of $300 to $500 million of assets, comprising the majority of our land bank and select multifamily properties, to be sold during the next 12-24 months, with proceeds used to fund up to a $100 million share repurchase program and the balance used to repay debt.
–Targeting leverage below 9.0x Net Debt-to-EBITDA as these sales are completed.

Mahbod Nia, Chief Executive Officer, commented, “Since the reconstitution of our Board and establishment of the Strategic Review Committee over four years ago, we have successfully transformed Veris Residential into a top-performing pure-play multifamily REIT with core, Class A properties, while staying abreast of the state of the transaction market and related capital flows, as well as capital markets, as we evaluate all available avenues to maximize value for our shareholders.

"Despite our continued operational outperformance, we recognize that the intrinsic value of Veris Residential is not accurately reflected in our share price today. We are keenly focused on closing this valuation gap through measures, including but not limited to, the crystallization of assets where we believe we can achieve strong pricing at or near to their intrinsic value, despite broader challenges in the investment market amidst the backdrop of heightened economic and geopolitical uncertainty.

"Accordingly, over the next 12-24 months, we plan to pursue $300 to $500 million of sales for assets that fit this profile given their size, location and buyer interest. We intend to use proceeds from these sales to fund a share repurchase program of up to $100 million—taking advantage of the dislocation that exists between our public trading value and our intrinsic value today on behalf of our shareholders—with the balance being used to repay debt, further de-levering the Company to below 9.0x Net Debt-to-EBITDA. Looking ahead, as we monetize these assets, we will maintain our ability to be nimble and to continue exploring any and all paths to further crystallize value for all shareholders."

SAME STORE PORTFOLIO PERFORMANCE

	December 31, 2024	September 30, 2024	Change
Same Store Units	7,621	7,621	—%
Same Store Occupancy	93.9%	95.1%	(1.2)%
Same Store Blended Rental Growth Rate (Quarter)	0.5%	4.6%	(4.1)%
Average Rent per Home	$4,033	$3,980	1.3%

As anticipated, due to the value-add renovation projects at Liberty Towers, Same Store occupancy ended the year at 93.9%, compared to 95.1% last quarter. Excluding Liberty Towers, occupancy for the Same Store portfolio would have been 94.6% in the fourth quarter, in line with the fourth quarter of 2023.

The following table shows Same Store performance:

($ in 000s)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	%	2024	2023	%
Total Property Revenue	$76,375	$73,371	4.1%	$300,679	$285,247	5.4%
Controllable Expenses	13,907	13,829	0.6%	53,349	52,190	2.2%
Non-Controllable Expenses	11,649	12,199	(4.5)%	46,589	45,263	2.9%
Total Property Expenses	25,556	26,028	(1.8)%	99,938	97,453	2.5%
Same Store NOI	$50,819	$47,343	7.3%	$200,741	$187,794	6.9%
Less: Real Estate Tax Adjustments	—	—		—	1,689
Normalized Same Store NOI	$50,819	$47,343	7.3%	$200,741	$186,105	7.9%

In October, the Company's joint venture sold the Shops at 40 Park retail property. As a result, it has been removed from the Same Store pool.

FINANCING AND LIQUIDITY

All of the Company's debt is hedged or fixed. The Company's total debt portfolio has a weighted average effective interest rate of 4.95% and weighted average maturity of 3.1 years.

Balance Sheet Metric ($ in 000s)	December 31, 2024	September 30, 2024
Weighted Average Interest Rate	4.95%	4.96%
Weighted Average Years to Maturity	3.1	3.3
TTM Interest Coverage Ratio	1.7x	1.7x
Net Debt	$1,647,892	$1,645,447
TTM EBITDA	$140,694	$140,682
TTM Net Debt to EBITDA	11.7x	11.7x

As of February 21, 2025, the Company had liquidity of $158 million in addition to $45 million of land sales under binding contract to sell. All of the Company's debt portfolio is fixed or hedged. The Company has no consolidated debt maturities until 2026.

In the fourth quarter, the Company exercised one-year extension options relating to mortgages on two unconsolidated joint ventures, Capstone and Metropolitan at 40 Park, now maturing in the fourth quarter of 2025.

SALES

In 2024, the Company completed $223 million of non-strategic sales, releasing approximately $175 million in net proceeds. Subsequent to year end, the 65 Livingston land parcel sold for $7 million. The proceeds from these sales were used to repay debt.

Two land parcels, 1 Water and Wall Land, are under binding contract for approximately $45 million.

DIVIDEND

The Company paid a dividend of $0.08 per share on January 10, 2025, for shareholders of record as of December 31, 2024.

SHARE REPURCHASE PROGRAM

The Board of Directors approved a $100 million share repurchase program over the next two years, with share repurchases under the new program authorized to begin on March 26, 2025.

Repurchases may be made from time to time in the open market, private market, through forward, derivative, alternative, accelerated repurchase or automatic purchase transactions, or otherwise. The share repurchase program does not, however, obligate the Company to acquire any particular amount of shares and repurchases may be suspended or terminated at any time at the Company’s discretion. The amount and timing of repurchases are subject to a variety of factors, including liquidity, share price, market conditions and legal requirements.

GUIDANCE

The Company's 2025 Revenue Guidance range reflects continued strength in rental growth, albeit at a more moderate pace following the Company's extremely strong performance during the past three years.

Guidance provided includes the impact of assets currently under binding contract, with these proceeds utilized to repay debt.

The Company has identified a disposition pipeline of $300 to $500 million of assets, comprising the majority of its land bank, including approximately $45 million of land under binding contract, and select multifamily assets. Management expects that it may take 12 to 24 months to complete the sales and intends to use the proceeds to fund a share repurchase program of up to $100 million, taking advantage of the dislocation that exists between our public trading value and our intrinsic value today on behalf of our shareholders, with the balance being used to repay debt, further de-levering the Company to below 9.0x Net Debt-to-EBITDA .

2025 Guidance Ranges	Low		High
Same Store Revenue Growth	2.1%	—	2.7%
Same Store Expense Growth	2.6%	—	3.0%
Same Store NOI Growth	1.7%	—	2.7%

Core FFO per Share Guidance	Low		High
Net Loss per Share	$(0.24)	—	$(0.22)
Depreciation per Share	$0.85	—	$0.85
Core FFO per Share	$0.61	—	$0.63

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for Tuesday, February 25, 2025, at 8:30 a.m. Eastern Time and will be broadcast live via the Internet at: http://investors.verisresidential.com.

The live conference call is also accessible by dialing (877) 451-6152 (domestic) or (201) 389-0879 (international) and requesting the Veris Residential fourth quarter 2024 earnings conference call.

The conference call will be rebroadcast on Veris Residential, Inc.'s website at:
http://investors.verisresidential.com beginning at 8:30 a.m. Eastern Time on Tuesday, February 25, 2024.

A replay of the call will also be accessible Tuesday, February 25, 2025, through Tuesday, March 25, 2025, by calling (844) 512-2921 (domestic) or +1(412) 317-6671 (international) and using the passcode, 13751046.
Copies of Veris Residential, Inc.’s 2024 Form 10-K and fourth quarter 2024 Supplemental Operating and Financial Data are available on Veris Residential, Inc.’s website under Financial Results.

In addition, once filed, these items will be available upon request from:
Veris Residential, Inc. Investor Relations Department
Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311
ABOUT THE COMPANY
Veris Residential, Inc. is a forward-thinking real estate investment trust (REIT) that primarily owns, operates, acquires and develops premier Class A multifamily properties in the Northeast. Our technology-enabled, vertically integrated operating platform delivers a contemporary living experience aligned with residents' preferences while positively impacting the communities we serve. We are guided by an experienced management team and Board of Directors, underpinned by leading corporate governance principles; a best-in-class approach to operations; and an inclusive culture based on meritocratic empowerment.
For additional information on Veris Residential, Inc. and our properties available for lease, please visit http:// www.verisresidential.com/.
The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-K (the “10-K”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-K, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-K and the Public Filings, available at https://investors.verisresidential.com/financial-information.
We consider portions of this information, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations, and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we may not anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

Investors	Media
Mackenzie Rice	Amanda Shpiner/Grace Cartwright
Director, Investor Relations	Gasthalter & Co.
investors@verisresidential.com	veris-residential@gasthalter.com

Additional details on Company Information page.

Consolidated Balance Sheet
(in thousands) (unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Rental property
Land and leasehold interests	$458,946	$474,499
Buildings and improvements	2,634,321	2,782,468
Tenant improvements	14,784	30,908
Furniture, fixtures and equipment	112,201	103,613
	3,220,252	3,391,488
Less – accumulated depreciation and amortization	(432,531)	(443,781)
	2,787,721	2,947,707
Real estate held for sale, net	7,291	58,608
Net investment in rental property	2,795,012	3,006,315
Cash and cash equivalents	7,251	28,007
Restricted cash	17,059	26,572
Investments in unconsolidated joint ventures	111,301	117,954
Unbilled rents receivable, net	2,253	5,500
Deferred charges and other assets, net	48,476	53,956
Accounts receivable	1,375	2,742
Total Assets	$2,982,727	$3,241,046
LIABILITIES & EQUITY
Revolving credit facility and term loans	348,839	—
Mortgages, loans payable and other obligations, net	1,323,474	1,853,897
Dividends and distributions payable	8,533	5,540
Accounts payable, accrued expenses and other liabilities	42,744	55,492
Rents received in advance and security deposits	11,512	14,985
Accrued interest payable	5,262	6,580
Total Liabilities	1,740,364	1,936,494
Redeemable noncontrolling interests	9,294	24,999
Total Stockholders’ Equity	1,099,391	1,137,478
Noncontrolling interests in subsidiaries:
Operating Partnership	102,588	107,206
Consolidated joint ventures	31,090	34,869
Total Noncontrolling Interests in Subsidiaries	$133,678	$142,075
Total Equity	$1,233,069	$1,279,553
Total Liabilities and Equity	$2,982,727	$3,241,046

Consolidated Statement of Operations
(In thousands, except per share amounts) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
REVENUES	2024	2023	2024	2023
Revenue from leases	$61,904	$60,896	$245,690	$235,117
Management fees	751	1,084	3,338	3,868
Parking income	3,893	3,824	15,463	15,498
Other income	1,535	1,216	6,583	5,812
Total revenues	68,083	67,020	271,074	260,295
EXPENSES
Real estate taxes	10,173	9,529	37,424	34,687
Utilities	1,955	1,836	8,151	7,700
Operating services	12,885	13,570	48,239	50,769
Property management	3,877	4,323	17,247	14,188
General and administrative	10,040	9,992	39,059	44,443
Transaction-related costs	159	576	1,565	7,627
Depreciation and amortization	21,182	21,227	82,774	86,235
Land and other impairments, net	—	5,928	2,619	9,324
Total expenses	60,271	66,981	237,078	254,973
OTHER (EXPENSE) INCOME
Interest expense	(23,293)	(21,933)	(87,976)	(89,355)
Interest cost of mandatorily redeemable noncontrolling interests	—	—	—	(49,782)
Interest and other investment income	111	232	2,366	5,515
Equity in earnings (loss) of unconsolidated joint ventures	1,015	260	3,934	3,102
Realized gains (losses) and unrealized gains (losses) on disposition of rental property and impairments, net	—	(3)	—	—
Gain (loss) on disposition of developable land	—	7,090	11,515	7,068
Gain (loss) on sale of unconsolidated joint venture interests	(154)	—	6,946	—
Gain (loss) from extinguishment of debt, net	—	(1,903)	(777)	(5,606)
Other income (expense), net	(396)	77	(701)	2,871
Total other (expense) income, net	(22,717)	(16,180)	(64,693)	(126,187)
Income (loss) from continuing operations before income tax expense	(14,905)	(16,141)	(30,697)	(120,865)
Provision for income taxes	(2)	(199)	(276)	(492)
Income (loss) from continuing operations after income tax expense	(14,907)	(16,340)	(30,973)	(121,357)
Income (loss) from discontinued operations	(1,015)	(33,377)	862	(32,686)
Realized gains (losses) and unrealized gains (losses) on disposition of rental property and impairments, net	1,899	43,971	3,447	41,682
Total discontinued operations, net	884	10,594	4,309	8,996
Net Income (loss)	(14,023)	(5,746)	(26,664)	(112,361)
Noncontrolling interest in consolidated joint ventures	495	504	1,924	2,319
Noncontrolling interests in Operating Partnership of loss (income) from continuing operations	1,238	1,389	2,531	11,174
Noncontrolling interests in Operating Partnership in discontinued operations	(76)	(913)	(371)	(779)
Redeemable noncontrolling interests	(81)	(285)	(540)	(7,618)
Net income (loss) available to common shareholders	$(12,447)	$(5,051)	$(23,120)	$(107,265)
Basic earnings per common share:
Net income (loss) available to common shareholders	$(0.13)	$(0.06)	$(0.25)	$(1.22)
Diluted earnings per common share:
Net income (loss) available to common shareholders	$(0.13)	$(0.06)	$(0.25)	$(1.22)
Basic weighted average shares outstanding	92,934	92,240	92,695	91,883
Diluted weighted average shares outstanding(1)	101,611	100,936	101,381	100,812

See Reconciliation to Net Income (Loss) to NOI page for more details.

FFO, Core FFO and Core AFFO

(in thousands, except per share/unit amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net loss available to common shareholders	$(12,447)	$(5,051)	$(23,120)	$(107,265)
Add/(Deduct):
Noncontrolling interests in Operating Partnership	(1,238)	(1,389)	(2,531)	(11,174)
Noncontrolling interests in discontinued operations	76	913	371	779
Real estate-related depreciation and amortization on continuing operations(2)	23,617	23,609	92,164	95,695
Real estate-related depreciation and amortization on discontinued operations	(33)	1,819	635	12,689
Property impairments on discontinued operations	—	32,516	—	32,516
Continuing operations: (Gain) loss on sale from unconsolidated joint ventures	154	—	(6,946)	—
Continuing operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	—	3	—	—
Discontinued operations: Realized (gains) losses and unrealized (gains) losses on disposition of rental property, net	—	(4,700)	(1,548)	(2,411)
FFO(3)	$10,129	$47,720	$59,025	$20,829

Add/(Deduct):
(Gain) loss from extinguishment of debt, net	—	1,903	777	5,618
Land and other impairments	—	5,928	2,619	9,324
(Gain) loss on disposition of developable land	(1,899)	(46,361)	(13,414)	(46,339)
Rebranding and Severance/Compensation related costs (G&A)(4)	32	129	2,111	7,987
Rebranding and Severance/Compensation related costs (Property Management)(5)	766	829	3,156	1,128
Severance/Compensation related costs (Operating Expenses)	—	—	—	649
Rockpoint buyout premium	—	—	—	34,775
Redemption value adjustments to mandatorily redeemable noncontrolling interests	—	—	—	7,641
Amortization of derivative premium(6)	1,461	902	4,554	4,654
Derivative mark to market adjustment	186	—	202	—
Transaction related costs	578	576	1,984	7,627
Core FFO	$11,253	$11,626	$61,014	$53,893

Add/(Deduct):
Straight-line rent adjustments(7)	(107)	81	(790)	502
Amortization of market lease intangibles, net	(5)	—	(30)	(80)
Amortization of lease inducements	—	5	7	57
Amortization of stock compensation	3,013	3,270	12,992	12,995
Non-real estate depreciation and amortization	169	216	763	1,028
Amortization of deferred financing costs	1,639	1,255	6,125	4,440
Add/(Deduct):
Non-incremental revenue generating capital expenditures:
Building improvements	(2,784)	(1,670)	(7,674)	(8,348)
Tenant improvements and leasing commissions(8)	(94)	(888)	(236)	(1,994)
Core AFFO(3)	$13,084	$13,895	$72,171	$62,493

Funds from Operations per share/unit-diluted	$0.10	$0.47	$0.58	$0.21
Core Funds from Operations per share/unit-diluted	$0.11	$0.12	$0.60	$0.53
Core Adjusted Funds from Operations per share/unit-diluted	$0.13	$0.14	$0.71	$0.62
Dividends declared per common share	$0.08	$0.0525	$0.2625	$0.1025
See Consolidated Statements of Operations and Non-GAAP Financial Footnotes page.
See Consolidated Statements of Operations page.

Adjusted EBITDA
($ in thousands) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Core FFO (calculated on a previous page)	$11,253	$11,626	$61,014	$53,893
Deduct:
Equity in (earnings) loss of unconsolidated joint ventures	(1,015)	(260)	(4,196)	(3,102)
Equity in earnings share of depreciation and amortization	(2,605)	(2,597)	(10,154)	(10,337)
Add:
Interest expense	23,294	21,933	87,977	90,177
Amortization of derivative premium	(1,461)	(902)	(4,554)	(4,654)
Derivative mark to market adjustment	(186)	—	(202)	—
Recurring joint venture distributions	3,641	2,718	11,893	11,700
Noncontrolling interests in consolidated joint ventures[1]	(495)	(504)	(1,924)	(2,319)
Interest cost for mandatorily redeemable noncontrolling interests	—	—	—	7,366
Redeemable noncontrolling interests	81	285	540	7,618
Income tax expense	3	199	300	492
Adjusted EBITDA	$32,510	$32,498	$140,694	$150,834

See Consolidated Statements of Operations and Non-GAAP Financial Footnotes page.
See Non-GAAP Financial Definitions.
1See Annex 7 for breakout of Noncontrolling interests in consolidated joint ventures.

Components of Net Asset Value
($ in thousands)

Real Estate Portfolio			Other Assets

Operating Multifamily NOI[1]	Total	At Share	Cash and Cash Equivalents[2]	$6,493
New Jersey Waterfront	$169,888	$145,446	Restricted Cash	17,059
Massachusetts	26,100	26,100	Other Assets	52,104
Other	31,832	24,132	Subtotal Other Assets	$75,656
Total Multifamily NOI	$227,820	$195,678
Commercial NOI[3]	1,980	1,159	Liabilities and Other Considerations
Add Back: Non-recurring NOI Impact[4]	1,368	1,368
Total NOI	$231,168	$198,205	Operating - Consolidated Debt at Share	$1,261,196
			Operating - Unconsolidated Debt at Share	293,450
Non-Strategic Assets			Other Liabilities	68,051
			Revolving Credit Facility[5]	145,000
Estimated Value of Remaining Land		$134,819	Term Loan	200,000
Estimated Value of Land Under Binding Contract for Sale		45,250	Preferred Units	9,294
Total Non-Strategic Assets[6]		$180,069	Subtotal Liabilities and Other Considerations	$1,976,991

			Outstanding Shares[7]

			Diluted Weighted Average Shares Outstanding for 4Q 2024 (in 000s)	102,587

1 See Multifamily Operating Portfolio page for more details. The Real Estate Portfolio table is reflective of the quarterly NOI annualized.
2 Reflects the cash balance on February 21, 2025. Cash balance at quarter end was $7.3 million.
3 See Commercial Assets and Developable Land page for more details.
4In the fourth quarter, the Company had lower than normal NOI value, driven primarily by two non-recurring costs.
5 Revolver balance on 12/31 was $152 million, subsequent to the sale of 65 Livingston, the Company repaid $7 million of the Revolver bringing the balance to $145 million. See Debt Summary and Maturity Schedule page for more details.
6 The land values are VRE`s share of value. 65 Livingston was removed from the total as it closed on January 24, 2025. Land under binding contract reflects two land parcels (Wall Land and 1 Water Street) and the value VRE expects to receive upon completion of the sale. For more details on unit change see Commercial Assets and Developable Land page.
7 Outstanding shares for the quarter ended December 31, 2024 is comprised of the following (in 000s): 92,934 weighted average common shares outstanding, 8,677 weighted average Operating Partnership common and vested LTIP units outstanding, and 976 shares representing the dilutive effect of stock-based compensation awards.

See Non-GAAP Financial Definitions.

Multifamily Operating Portfolio

(in thousands, except Revenue per home)

			Operating Highlights
			Percentage Occupied		Average Revenue per Home		NOI		Debt Balance
	Ownership	Apartments	4Q 2024	3Q 2024	4Q 2024	3Q 2024	4Q 2024	3Q 2024
NJ Waterfront
Haus25	100.0%	750	95.3%	95.8%	$4,986	$4,950	$7,803	$7,931	$343,061
Liberty Towers*	100.0%	648	85.6%	91.7%	4,319	4,237	4,543	5,506	—
BLVD 401	74.3%	311	95.7%	94.7%	4,309	4,304	2,428	2,592	115,515
BLVD 425	74.3%	412	95.6%	95.2%	4,175	4,147	3,246	3,413	131,000
BLVD 475	100.0%	523	94.4%	96.8%	4,201	4,241	4,100	4,319	164,712
Soho Lofts*	100.0%	377	94.7%	95.6%	4,860	4,832	3,258	3,375	—
Urby Harborside	85.0%	762	94.4%	96.5%	4,322	4,094	6,455	5,866	182,604
RiverHouse 9 at Port Imperial	100.0%	313	95.4%	96.2%	4,516	4,392	2,674	2,661	110,000
RiverHouse 11 at Port Imperial	100.0%	295	96.3%	96.3%	4,405	4,363	2,479	2,500	100,000
RiverTrace	22.5%	316	94.4%	95.3%	3,851	3,829	2,243	2,113	82,000
Capstone	40.0%	360	95.1%	94.4%	4,590	4,471	3,243	3,154	135,000
NJ Waterfront Subtotal	85.0%	5,067	93.8%	95.3%	$4,441	$4,371	$42,472	$43,430	$1,363,892
Massachusetts
Portside at East Pier	100.0%	180	95.2%	95.9%	$3,265	$3,269	$1,207	$1,245	$56,500
Portside 2 at East Pier	100.0%	296	93.9%	94.8%	3,425	3,446	2,070	2,108	95,427
145 Front at City Square*	100.0%	365	94.0%	95.1%	2,524	2,475	1,549	1,467	—
The Emery at Overlook Ridge	100.0%	326	92.9%	94.0%	2,865	2,840	1,699	1,688	70,653
Massachusetts Subtotal	100.0%	1,167	93.9%	94.8%	$2,962	$2,946	$6,525	$6,508	$222,580
Other
The Upton	100.0%	193	91.4%	88.8%	$4,411	$4,525	$1,238	$1,392	$75,000
The James*	100.0%	240	95.8%	93.8%	3,168	3,148	1,447	1,535	—
Signature Place*	100.0%	197	96.5%	96.1%	3,312	3,201	1,050	1,022	—
Quarry Place at Tuckahoe	100.0%	108	95.8%	98.1%	4,368	4,293	821	723	41,000
Riverpark at Harrison	45.0%	141	95.7%	97.2%	2,995	2,823	626	570	30,192
Metropolitan at 40 Park	25.0%	130	93.7%	95.6%	3,741	3,722	771	731	34,100
Station House	50.0%	378	91.8%	94.7%	2,989	3,017	2,005	1,705	87,350
Other Subtotal	73.8%	1,387	94.0%	94.5%	$3,442	$3,421	$7,958	$7,678	$267,642
Operating Portfolio[1,2]	85.2%	7,621	93.9%	95.1%	$4,033	$3,980	$56,955	$57,616	$1,854,114

1 Rental revenue associated with retail leases is included in the NOI disclosure above.
2 See Unconsolidated Joint Ventures and Annex 6: Multifamily Operating Portfolio for more details.
*Properties that are currently in the collateral pool for the Term Loan and Revolving Credit Facility.

See Non-GAAP Financial Definitions.
                                                            12

Commercial Assets and Developable Land

($ in thousands)

Commercial	Location	Ownership	Rentable SF1	Percentage Leased 4Q 2024	Percentage Leased 3Q 2024	NOI 4Q 2024	NOI 3Q 2024	Debt Balance
Port Imperial South - Garage	Weehawken, NJ	70.0%	Fn 1	N/A	N/A	$537	$590	$31,098
Port Imperial South - Retail	Weehawken, NJ	70.0%	18,064	92.0%	92.0%	147	115	—
Port Imperial North - Garage	Weehawken, NJ	70.0%	Fn 1	N/A	N/A	25	12	—
Port Imperial North - Retail	Weehawken, NJ	100.0%	8,400	100.0%	100.0%	(275)	46	—
Riverwalk at Port Imperial	West New York, NJ	100.0%	29,923	80.0%	80.0%	61	164	—
Commercial Total		85.1%	56,387	86.8%	86.8%	$495	$927	$31,098
Shops at 40 Park[2]	Morristown, NJ	25.0%	50,973	69.0%	69.0%	68	(46)	—
Commercial Total with Shops at 40 Park		80.9%	107,360	78.4%	78.4%	$563	$881	$31,098

Developable Land Parcel Units[3]
	Total Units	VRE Share
NJ Waterfront	2,351	1,565
Massachusetts	849	849
Other	939	939
Developable Land Parcel Units Total at December 31, 2024	4,139	3,353
Less: One land parcel rezoned from hotel to retail use	112	112
Less: 65 Livingston sold in January 2025	252	252
Less: Two land parcels under binding contract for sale	527	527
Developable Land Parcel Units Remaining[4]	3,248	2,462

1 Port Imperial South - Garage and Port Imperial North - Garage include approximately 850 and 686 parking spaces, respectively.
2 The Company`s joint venture sold the Shops at 40 Park retail property on October 22, 2024.
3 The Company has an additional 34,375 SF of developable retail space within land developments that is not represented in this table.
4The unit count reduced subsequently when the Company sold 65 Livingston in January 2025. Wall Land and 1 Water Street are represented in the under binding contract bucket. One land parcel in Malden, MA was rezoned for retail use, reducing the total unit count by 112.

See Non-GAAP Financial Definitions.

Same Store Market Information1

Sequential Quarter Comparison
(NOI in thousands)

		NOI at Share			Occupancy			Blended Lease Rate[2]
	Apartments	4Q 2024	3Q 2024	Change	4Q 2024	3Q 2024	Change	4Q 2024	3Q 2024	Change
New Jersey Waterfront	5,067	$37,733	$38,836	(2.8)%	93.8%	95.3%	(1.5)%	1.2%	6.6%	(5.4)%
Massachusetts	1,167	6,787	6,765	0.3%	93.9%	94.8%	(0.9)%	—%	0.7%	(0.7)%
Other[3]	1,387	6,299	6,226	1.2%	94.0%	94.5%	(0.5)%	(1.7)%	0.5%	(2.2)%
Total	7,621	$50,819	$51,827	(1.9)%	93.9%	95.1%	(1.2)%	0.5%	4.6%	(4.1)%

Year-over-Year Fourth Quarter Comparison

(NOI in thousands)

		NOI at Share			Occupancy			Blended Lease Rate[2]
	Apartments	4Q 2024	4Q 2023	Change	4Q 2024	4Q 2023	Change	4Q 2024	4Q 2023	Change
New Jersey Waterfront	5,067	$37,733	$34,756	8.6%	93.8%	94.6%	(0.8)%	1.2%	7.8%	(6.6)%
Massachusetts	1,167	6,787	6,570	3.3%	93.9%	93.9%	—%	—%	0.5%	(0.5)%
Other[3]	1,387	6,299	6,017	4.7%	94.0%	94.0%	—%	(1.7)%	5.0%	(6.7)%
Total	7,621	$50,819	$47,343	7.3%	93.9%	94.4%	(0.5)%	0.5%	6.2%	(5.7)%

Average Revenue per Home

	Apartments	4Q 2024	3Q 2024	2Q 2024	1Q 2024	4Q 2023
New Jersey Waterfront	5,067	$4,441	$4,371	$4,291	$4,274	$4,219
Massachusetts	1,167	2,962	2,946	2,931	2,893	2,925
Other[3]	1,387	3,442	3,421	3,411	3,374	3,307
Total	7,621	$4,033	$3,980	$3,923	$3,899	$3,855
1 All statistics are based off the current 7,621 Same Store pool.
2 Blended lease rates exclude properties not managed by Veris.
3 "Other" includes properties in Suburban NJ, New York, and Washington, DC. See Multifamily Operating Portfolio page for breakout.
See Non-GAAP Financial Definitions.

Same Store Performance
($ in thousands)

Multifamily Same Store[1]
	Three Months Ended December 31,				Twelve Months Ended December 31,				Sequential
	2024	2023	Change	%	2024	2023	Change	%	4Q24	3Q24	Change	%
Apartment Rental Income	$69,149	$66,603	$2,546	3.8%	$272,198	$258,816	$13,382	5.2%	$69,149	$68,862	$287	0.4%
Parking/Other Income	7,226	6,768	458	6.8%	28,481	26,431	2,050	7.8%	7,226	6,930	296	4.3%
Total Property Revenues[2]	$76,375	$73,371	$3,004	4.1%	$300,679	$285,247	$15,432	5.4%	$76,375	$75,792	$583	0.8%
Marketing & Administration	2,618	2,559	59	2.3%	9,733	9,741	(8)	(0.1)%	2,618	2,444	174	7.1%
Utilities	2,278	2,181	97	4.4%	9,521	9,057	464	5.1%	2,278	2,491	(213)	(8.6)%
Payroll	4,525	4,666	(141)	(3.0)%	17,531	17,956	(425)	(2.4)%	4,525	4,398	127	2.9%
Repairs & Maintenance	4,486	4,423	63	1.4%	16,564	15,436	1,128	7.3%	4,486	4,095	391	9.5%
Controllable Expenses	$13,907	$13,829	$78	0.6%	$53,349	$52,190	$1,159	2.2%	$13,907	$13,428	$479	3.6%
Other Fixed Fees	719	728	(9)	(1.2)%	2,879	2,918	(39)	(1.3)%	719	745	(26)	(3.5)%
Insurance	1,388	1,743	(355)	(20.4)%	5,649	6,464	(815)	(12.6)%	1,388	702	686	97.7%
Real Estate Taxes	9,542	9,728	(186)	(1.9)%	38,061	35,881	2,180	6.1%	9,542	9,090	452	5.0%
Non-Controllable Expenses	$11,649	$12,199	$(550)	(4.5)%	$46,589	$45,263	$1,326	2.9%	$11,649	$10,537	$1,112	10.6%
Total Property Expenses	$25,556	$26,028	$(472)	(1.8)%	$99,938	$97,453	$2,485	2.5%	$25,556	$23,965	$1,591	6.6%
Same Store GAAP NOI	$50,819	$47,343	$3,476	7.3%	$200,741	$187,794	$12,947	6.9%	$50,819	$51,827	$(1,008)	(1.9)%
Real Estate Tax Adjustments[3]	—	—	—		—	1,689	(1,689)		—	—	—
Normalized Same Store NOI	$50,819	$47,343	$3,476	7.3%	$200,741	$186,105	$14,636	7.9%	$50,819	$51,827	$(1,008)	(1.9)%

Normalized SS NOI Margin	66.5%	64.5%	2.0%		66.8%	65.2%	1.6%		66.5%	68.4%	(1.9)%
Total Units	7,621	7,621			7,621	7,621			7,621	7,621
% Ownership	85.2%	85.2%			85.2%	85.2%			85.2%	85.2%
% Occupied	93.9%	94.4%	(0.5)%		93.9%	94.4%	(0.5)%		93.9%	95.1%	(1.2)%
1 Values represent the Company's pro rata ownership of the operating portfolio. The James and Haus25 were added to the Same Store pool in 1Q 2024. All periods displayed have an adjusted Same Store pool to reflect the sales of both Met Lofts and Shops at 40 Park.
2 Revenues reported based on Generally Accepted Accounting Principals or "GAAP".
3 Represents tax settlements and final tax rate adjustments recognized that are applicable to prior periods.

Debt Profile

($ in thousands)

	Lender	Effective Interest Rate(1)	December 31, 2024	December 31, 2023	Date of Maturity
Permanent Loans Repaid in 2024
Soho Lofts(2)	Flagstar Bank	3.77%	—	158,777	07/01/29
145 Front at City Square(3)	US Bank	SOFR+1.84%	—	63,000	12/10/26
Signature Place(4)	Nationwide Life Insurance Company	3.74%	—	43,000	08/01/24
Liberty Towers(5)	American General Life Insurance Company	3.37%	—	265,000	10/01/24
Permanent Loans Repaid in 2024			$—	$529,777
Secured Permanent Loans
Portside 2 at East Pier	New York Life Insurance Co.	4.56%	95,427	97,000	03/10/26
BLVD 425	New York Life Insurance Co.	4.17%	131,000	131,000	08/10/26
BLVD 401	New York Life Insurance Co.	4.29%	115,515	117,000	08/10/26
Portside at East Pier(6)	KKR	SOFR + 2.75%	56,500	56,500	09/07/26
The Upton(7)	Bank of New York Mellon	SOFR + 1.58%	75,000	75,000	10/27/26
RiverHouse 9 at Port Imperial(8)	JP Morgan	SOFR + 1.41%	110,000	110,000	06/21/27
Quarry Place at Tuckahoe	Natixis Real Estate Capital, LLC	4.48%	41,000	41,000	08/05/27
BLVD 475	The Northwestern Mutual Life Insurance Co.	2.91%	164,712	165,000	11/10/27
Haus25	Freddie Mac	6.04%	343,061	343,061	09/01/28
RiverHouse 11 at Port Imperial	The Northwestern Mutual Life Insurance Co.	4.52%	100,000	100,000	01/10/29
Port Imperial Garage South	American General Life & A/G PC	4.85%	31,098	31,645	12/01/29
The Emery at Overlook Ridge(9)	Flagstar Bank	3.21%	70,653	72,000	01/01/31
Secured Permanent Loans Outstanding			$1,333,966	$1,339,206
Secured and/or Repaid Permanent Loans			$1,333,966	$1,868,983
Unamortized Deferred Financing Costs			(10,492)	(15,086)
Secured Permanent Loans			$1,323,474	$1,853,897
Secured RCF & Term Loans:
Revolving Credit Facility(10)	Various Lenders	SOFR + 2.72%	$152,000	$—	04/22/27
Term Loan(10)	Various Lenders	SOFR + 2.73%	200,000	—	04/22/27
RCF & Term Loan Balances			$352,000	$—
Unamortized Deferred Financing Costs			(3,161)	—
Total RCF & Term Loan Debt			$348,839	$—
Total Debt			$1,672,313	$1,853,897

See to Debt Profile Footnotes page.

Debt Summary and Maturity Schedule

100% of the Company's total pro forma debt portfolio (consolidated and unconsolidated) is hedged or fixed. The Company's total pro rata debt portfolio has a weighted average interest rate of 4.95% and a weighted average maturity of 3.1 years.

($ in thousands)

	Balance	% of Total	Weighted Average Interest Rate	Weighted Average Maturity in Years
Fixed Rate & Hedged Debt
Fixed Rate & Hedged Secured Debt	$1,683,966	99.9%	5.05%	2.76
Variable Rate Debt
Variable Rate Debt[1]	2,000	0.1%	7.08%	2.31
Totals / Weighted Average	$1,685,966	100.0%	5.05%	2.76
Unamortized Deferred Financing Costs	(13,654)
Total Consolidated Debt, net	$1,672,312
Partners’ Share	(72,770)
VRE Share of Total Consolidated Debt, net[2]	$1,599,542

Unconsolidated Secured Debt
VRE Share	$293,450	53.2%	4.72%	4.00
Partners’ Share	257,796	46.8%	4.72%	4.00
Total Unconsolidated Secured Debt	$551,246	100.0%	4.72%	4.00

Pro Rata Debt Portfolio
Fixed Rate & Hedged Secured Debt	$1,899,646	100.0%	4.95%	3.10
Variable Rate Secured Debt	—	—%	—%	—
Total Pro Rata Debt Portfolio	$1,899,646	100.0%	4.95%	3.10
Debt Maturity Schedule as of December 31, 20243,4

Pro Forma
Total Consolidated Debt, net on 12/31/24	1,685,966
Partners' Share	(72,770)
VRE Share of Total Consolidated Debt, net as of 12/31/24	1,613,196
Repayment of outstanding Revolver borrowings from sale of 65 Livingston in January 2025	(7,000)
VRE Share of Total Consolidated Debt, net on 2/20/25	1,606,196
VRE Share of Total Unconsolidated Debt, net on 12/31/24	293,450
Total Pro Rata Debt Portfolio	1,899,646
1 Variable rate debt includes the unhedged balance on the Revolver at year end.
2 Minority interest share of consolidated debt is comprised of $33.7 million at BLVD 425, $29.7 million at BLVD 401 and $9.3 million at Port Imperial South Garage.
3 The Term Loan, Revolver and Unused Revolver Capacity are are shown with the one-year extension option utilized on the facilities. At quarter end, the Term Loan was fully drawn and hedged at a strike of 3.5%, expiring July 2026. The Revolver is partially capped with $150 million notional capped at a strike rate of 3.5%, expiring in June 2025.
4 The graphic reflects consolidated debt balances only. Dollars are shown in millions.

Annex 1: Transaction Activity

$ in thousands except per SF
	Location	Transaction Date	Number of Buildings	SF	Gross Asset Value
2024 Dispositions
Land
2 Campus Drive	Parsippany-Troy Hills, NJ	1/3/2024	N/A	N/A	$9,700
107 Morgan	Jersey City, NJ	4/16/2024	N/A	N/A	54,000
6 Becker/85 Livingston	Roseland, NJ	4/30/2024	N/A	N/A	27,900
Subtotal Land					$91,600
Multifamily
Metropolitan Lofts[1]	Morristown, NJ	1/12/2024	1	54,683	$30,300
Subtotal Multifamily			1	54,683	$30,300
Office
Harborside 5	Jersey City, NJ	3/20/2024	1	977,225	$85,000
Subtotal Office			1	977,225	$85,000
Retail
Shops at 40 Park[2]	Morristown, NJ	10/22/2024	1	50,973	$15,700
Subtotal Retail			1	50,973	$15,700
			2024 Dispositions Total		$222,600

2025 Dispositions-to-Date
Land
65 Livingston	Roseland, NJ	1/24/2025	N/A	N/A	$7,300
			2025 Dispositions-to-Date		$7,300
Under Binding Contract
Wall Land	Wall Township, NJ		N/A	N/A
1 Water Street	White Plains, NY		N/A	N/A

1 The joint venture sold the property; releasing approximately $6 million of net proceeds to the Company.
2 The Company`s joint venture sold the Shops at 40 Park retail for $15.7 million, of which the Company did not receive any net proceeds after repayment of property-level debt, selling expenses, and preferred return distributions to its joint venture partner.

Annex 2: Reconciliation of Net Income (loss) to NOI (three months ended)

	4Q 2024	3Q 2024
	Total	Total
Net Income (loss)	$(14,023)	$(10,907)
Deduct:
Loss (income) from discontinued operations	1,015	(206)
Realized gains (losses) and unrealized gains (losses) on disposition of rental property and impairments, net	(1,899)	—
Management fees	(751)	(794)
Interest and other investment income	(111)	(181)
Equity in (earnings) loss of unconsolidated joint ventures	(1,015)	268
(Gain) loss from extinguishment of debt, net	—	(8)
(Gain) loss on sale of unconsolidated joint venture interests	154	—
Other (income) expense, net	396	310
Add:
Property management	3,877	3,762
General and administrative	10,040	8,956
Transaction-related costs	159	—
Depreciation and amortization	21,182	21,159
Interest expense	23,293	21,507
Provision for income taxes	2	39
Land and other impairments, net	—	2,619
Net operating income (NOI)	$42,319	$46,524

Summary of Consolidated Multifamily NOI by Type (unaudited):	4Q 2024	3Q 2024
Total Consolidated Multifamily - Operating Portfolio	$41,612	$43,477
Total Consolidated Commercial	495	927
Total NOI from Consolidated Properties (excl. unconsolidated JVs/subordinated interests)	$42,107	$44,404
NOI (loss) from services, land/development/repurposing & other assets	398	427
Total Consolidated Multifamily NOI	$42,505	$44,831

See Consolidated Statement of Operations page.

See Non-GAAP Financial Definitions.

Annex 3: Consolidated Statement of Operations and Non-GAAP Financial Footnotes

FFO, Core FFO, AFFO, NOI, & Adjusted EBITDA

1.Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares 9,653 and 8,696 shares for the three months ended December 31, 2024 and 2023, respectively, and 9,472 and 8,929 for the twelve months ended December 31, 2024 and 2023, respectively, plus dilutive Common Stock Equivalents (i.e. stock options).
2.Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest of $2.6 million and $2.6 million for the three months ended December 31, 2024 and 2023, respectively, and $10.2 million and $10.3 million for the twelve months ended December 31, 2024 and 2023, respectively. Excludes non-real estate-related depreciation and amortization of $0.2 million and $0.2 million for the three months ended December 31, 2024 and 2023, respectively, and $0.8 million and $1.0 million for the twelve months ended December 31, 2024 and 2023, respectively.
3.Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (Nareit). See Non-GAAP Financial Definitions for information About FFO, Core FFO, AFFO, NOI & Adjusted EBITDA.
4.Accounting for the impact of Severance/Compensation related costs, General and Administrative expense was $10.0 million and $9.9 million for the three months ended December 31, 2024 and 2023, respectively, and $37.0 million and $36.5 million for the twelve months ended December 31, 2024 and 2023, respectively.
5.Accounting for the impact of Severance/Compensation related costs, Property Management expense was $3.1 million and $3.5 million for the three months ended December 31, 2024 and 2023, respectively, and $14.1 million and $13.1 million for the twelve months ended December 31, 2024 and 2023, respectively.
6.Includes the Company's share from unconsolidated joint ventures of $20 thousand and $92 thousand for the three months and twelve months ended December 31, 2024.
7.Includes the Company's share from unconsolidated joint ventures of $59 thousand and $23 thousand for the three months ended December 31, 2024 and 2023, respectively, and $94 thousand and ($4) thousand for the twelve months ended December 31, 2024 and 2023, respectively.
8.Excludes expenditures for tenant spaces in properties that have not been owned by the Company for at least a year.

Back to Consolidated Statement of Operations page.
Back to FFO, Core FFO and Core AFFO page.
Back to Adjusted EBITDA page

Annex 4: Unconsolidated Joint Ventures

($ in thousands)

Property	Units	Percentage Occupied	VRE's Nominal Ownership[1]	4Q 2024 NOI[2]	Total Debt	VRE Share of 4Q NOI	VRE Share of Debt
Multifamily
Urby Harborside	762	94.4%	85.0%	$6,455	$182,604	$5,487	$155,213
RiverTrace at Port Imperial	316	94.4%	22.5%	2,243	82,000	505	18,450
Capstone at Port Imperial	360	95.1%	40.0%	3,243	135,000	1,297	54,000
Riverpark at Harrison	141	95.7%	45.0%	626	30,192	282	13,586
Metropolitan at 40 Park	130	93.7%	25.0%	771	34,100	193	8,525
Station House	378	91.8%	50.0%	2,005	87,350	1,003	43,675
Total Multifamily	2,087	94.1%	55.0%	$15,343	$551,246	$8,766	$293,450
Total UJV	2,087	94.1%	55.0%	$15,343	$551,246	$8,766	$293,450

Retail Sold in 4Q
Shops at 40 Park[3]	N/A	69.0%	25.0%	68	—	17	—
Total Retail Sold in 4Q	N/A	69.0%	25.0%	$68	$—	$17	$—

1 Amounts represent the Company's share based on ownership percentage.
2 The sum of property level revenue, straight line and ASC 805 adjustments; less: operating expenses, real estate taxes and utilities.
3 The Company`s joint venture sold the Shops at 40 Park retail for $15.7 million, of which the Company did not receive any net proceeds after repayment of property-level debt, selling expenses, and preferred return distributions to its joint venture partner.

Annex 5: Debt Profile Footnotes

1.Effective rate of debt, including deferred financing costs, comprised of the cost of terminated treasury lock agreements (if any), debt initiation costs, mark-to-market adjustment of acquired debt and other transaction costs, as applicable.
2.The loan on Soho Lofts was prepaid in full on June 28, 2024, through a $55 million Term Loan draw.
3.The loan on 145 Front Street was prepaid in full on May 22, 2024, using cash on hand.
4.The loan on Signature Place was repaid on August 1, 2024, through a $43 million Term Loan draw.
5.The loan on Liberty Towers was repaid on September 30, 2024, through a combination of a $102 million Term Loan draw, $157 million Revolver draw and cash on hand.
6.The loan on Portside at East Pier is hedged with a 3-year cap at a strike rate of 3.5%, expiring in September 2026.
7.The loan on Upton was hedged with an interest rate cap at a strike rate of 1.0% that expired in October 2024. The Company elected to place a new interest rate cap at a strike of 3.5%, expiring in November 2026.
8.The loan on RiverHouse 9 is hedged with an interest rate cap at a strike rate of 3.5%, expiring in July 2026.
9.Effective rate reflects the fixed rate period, which ends on January 1, 2026. After that period ends, the Company must make a one-time interest rate election of either: (a) the floating-rate option, the sum of the highest prime rate as published in the New York Times on each applicable Rate Change Date plus 2.75% annually or (b) the fixed-rate option, the sum of the Five Year Fixed Rate Advance of the Federal Home Loan Bank of New York in effects as of the first business day of the month which is three months prior to the Rate Change Date plus 3.00% annually.
10.The Company's facilities consist of a $300 million Revolver and $200 million delayed-draw Term Loan and are supported by a group of eight lenders. The eight lenders consists of JP Morgan Chase and Bank of New York Mellon as Joint Bookrunners; Bank of America Securities, Capital One, Goldman Sachs Bank USA, and RBC Capital Markets as Joint Lead Arrangers; and Associated Bank and Eastern Bank as participants. The facilities have a three-year term ending April 22, 2027, with a one-year extension option. The Term Loan was accessed three times ($55 million in June, $43 million in August and $102 million in September) and was fully drawn as of December 31, 2024. The three Term Loan tranches are hedged with interest rate caps at strike rates of 3.5%, expiring in July 2026. As of December 31, 2024, the balance outstanding under the Revolver was $152 million, of which $150 million was hedged with an interest rate cap at a strike rate of 3.5%, expiring in June 2025.

	Balance as of December 31, 2024	Initial Spread	Deferred Financing Costs	5 bps reduction KPI	Updated Spread	SOFR or SOFR Cap	All In Rate
Secured Revolving Credit Facility (Unhedged)	$2,000,000	2.10%	0.67%	(0.05)%	2.72%	4.36%	7.08%
Secured Revolving Credit Facility	$150,000,000	2.10%	0.67%	(0.05)%	2.72%	3.50%	6.22%
Secured Term Loan	$200,000,000	2.10%	0.68%	(0.05)%	2.73%	3.50%	6.23%

Back to Debt Profile page.

Annex 6: Multifamily Property Information

	Location	Ownership	Apartments	Rentable SF1	Average Size	Year Complete
NJ Waterfront
Haus25	Jersey City, NJ	100.0%	750	617,787	824	2022
Liberty Towers	Jersey City, NJ	100.0%	648	602,210	929	2003
BLVD 401	Jersey City, NJ	74.3%	311	273,132	878	2016
BLVD 425	Jersey City, NJ	74.3%	412	369,515	897	2003
BLVD 475	Jersey City, NJ	100.0%	523	475,459	909	2011
Soho Lofts	Jersey City, NJ	100.0%	377	449,067	1,191	2017
Urby Harborside	Jersey City, NJ	85.0%	762	474,476	623	2017
RiverHouse 9 at Port Imperial	Weehawken, NJ	100.0%	313	245,127	783	2021
RiverHouse 11 at Port Imperial	Weehawken, NJ	100.0%	295	250,591	849	2018
RiverTrace	West New York, NJ	22.5%	316	295,767	936	2014
Capstone	West New York, NJ	40.0%	360	337,991	939	2021
NJ Waterfront Subtotal		85.0%	5,067	4,391,122	867
Massachusetts
Portside at East Pier	East Boston, MA	100.0%	180	154,859	862	2015
Portside 2 at East Pier	East Boston, MA	100.0%	296	230,614	779	2018
145 Front at City Square	Worcester, MA	100.0%	365	304,936	835	2018
The Emery at Overlook Ridge	Revere, MA	100.0%	326	273,140	838	2020
Massachusetts Subtotal		100.0%	1,167	963,549	826
Other
The Upton	Short Hills, NJ	100.0%	193	217,030	1,125	2021
The James	Park Ridge, NJ	100.0%	240	215,283	897	2021
Signature Place	Morris Plains, NJ	100.0%	197	203,716	1,034	2018
Quarry Place at Tuckahoe	Eastchester, NY	100.0%	108	105,551	977	2016
Riverpark at Harrison	Harrison, NJ	45.0%	141	124,774	885	2014
Metropolitan at 40 Park	Morristown, NJ	25.0%	130	124,237	956	2010
Station House	Washington, DC	50.0%	378	290,348	768	2015
Other Subtotal		73.8%	1,387	1,280,939	924
Operating Portfolio[2]		85.2%	7,621	6,635,610	871

Back to Multifamily Operating Portfolio page.
1 Total sf outlined above excludes approximately 189,367 sqft of ground floor retail, of which 142,739 sf was leased as of December 31, 2024.
2 Rental revenue associated with retail leases is included in the NOI disclosure on the Multifamily Operating Portfolio page.

Annex 7: Noncontrolling Interests in Consolidated Joint Ventures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
BLVD 425	$96	$72	$423	$202
BLVD 401	(571)	(568)	(2,258)	(2,487)
Port Imperial Garage South	(2)	(12)	(5)	(52)
Port Imperial Retail South	18	29	52	113
Other consolidated joint ventures	(36)	(25)	(136)	(95)
Net losses in noncontrolling interests	$(495)	$(504)	$(1,924)	$(2,319)
Depreciation in noncontrolling interests	744	712	2,923	2,853
Funds from operations - noncontrolling interest in consolidated joint ventures	$249	$208	$999	$534
Interest expense in noncontrolling interest in consolidated joint ventures	786	789	3,146	3,163
Net operating income before debt service in consolidated joint ventures	$1,035	$997	$4,145	$3,697

Back to Adjusted EBITDA page.

Non-GAAP Financial Definitions
NON-GAAP FINANCIAL MEASURES
Included in this financial package are Funds from Operations, or FFO, Core Funds from Operations, or Core FFO, net operating income, or NOI and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization, or Adjusted EBITDA, each a “non-GAAP financial measure,” measuring Veris Residential, Inc.’s historical or future financial performance that is different from measures calculated and presented in accordance with generally accepted accounting principles (“U.S. GAAP”), within the meaning of the applicable Securities and Exchange Commission rules. Veris Residential, Inc. believes these metrics can be a useful measure of its performance which is further defined.

Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted "EBITDA")
The Company defines Adjusted EBITDA as Core FFO, plus interest expense, plus income tax expense, plus income (loss) in noncontrolling interest in consolidated joint ventures, and plus adjustments to reflect the entity's share of Adjusted EBITDA of unconsolidated joint ventures. The Company presents Adjusted EBITDA because the Company believes that Adjusted EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of the Company’s ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of the Company’s financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Blended Net Rental Growth Rate or Blended Lease Rate
Weighted average of the net effective change in rent (inclusive of concessions) for a lease with a new resident or for a renewed lease compared to the rent for the prior lease of the identical apartment unit.
Core FFO and Adjusted FFO ("AFFO")
Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Adjusted FFO ("AFFO") is defined as Core FFO less (i) recurring tenant improvements, leasing commissions, and capital expenditures, (ii) straight-line rents and amortization of acquired above/below market leases, net, and (iii) other non-cash income, plus (iv) other non-cash charges. Core FFO and Adjusted AFFO are presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO and Adjusted FFO are non-GAAP financial measures that are not intended to represent cash flow and are not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO and Adjusted FFO, the Company's measures of Core FFO may not be comparable to the Core FFO and Adjusted FFO reported by other REITs. A reconciliation of net income per share to Core FFO and Adjusted FFO in dollars and per share are included in the financial tables accompanying this press release.

Funds From Operations ("FFO")
FFO is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with U.S. GAAP, excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.
FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“Nareit”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.
NOI and Same Store NOI
NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers. NOI should not be considered a substitute for net income, and the Company’s use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not affect the overall performance of the individual assets being measured and assessed.
Same Store NOI is presented for the same store portfolio, which comprises all properties that were owned by the Company throughout both of the reporting periods.

Company Information

Company Information

Corporate Headquarters	Stock Exchange Listing	Contact Information
Veris Residential, Inc.	New York Stock Exchange	Veris Residential, Inc.
210 Hudson St., Suite 400		Investor Relations Department
Jersey City, New Jersey 07311	Trading Symbol	210 Hudson St., Suite 400
(732) 590-1010	Common Shares: VRE	Jersey City, New Jersey 07311

Mackenzie Rice
Director, Investor Relations
E-Mail: investors@verisresidential.com
Web: www.verisresidential.com

Executive Officers

Mahbod Nia	Amanda Lombard	Taryn Fielder
Chief Executive Officer	Chief Financial Officer	General Counsel and Secretary

Anna Malhari	Jeff Turkanis
Chief Operating Officer	EVP & Chief Investment Officer

Equity Research Coverage

Bank of America Merrill Lynch	BTIG, LLC	Citigroup
Josh Dennerlein	Thomas Catherwood	Nicholas Joseph

Evercore ISI	Green Street Advisors	JP Morgan
Steve Sakwa	John Pawlowski	Anthony Paolone

Truist
Michael R. Lewis
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